EXHIBIT 3.257
State of Delaware
Secretary of State
Division of Corporations
Delivered 10:02 AM 12/28/2006
Filed 09:41 AM 12/28/2006
SRV 061193625 — 4275573 FILE
CERTIFICATE OF CONVERSION
CONVERTING
QHG OF GADSDEN, INC.
(an Alabama corporation)
INTO
GADSDEN REGIONAL MEDICAL CENTER, LLC
(a Delaware limited liability company)
Pursuant to Section 18-214 of the Delaware Limited Liability Act, this CERTIFICATE OF CONVERSION is executed on December 27, 2006, to be effective as of January 1, 2007 at 12:01 a.m., by QHG of Gadsden, Inc. (“Converting Entity”), an Alabama corporation, which is converting to Gadsden Regional Medical Center, LLC (“Converted Entity”), a Delaware limited liability company.
1. The Converting Entity was formed on October 7, 1993, under the laws of the State of Alabama.
2. The name of the Converting Entity immediately prior to filing this Certificate of Conversion is QHG of Gadsden, Inc.
3. The name of the limited liability company into which the corporation shall be converted is Gadsden Regional Medical Center, LLC (which name is the same as set forth in its Certificate of Formation to be filed with the Delaware Secretary of State in connection herewith).
4. The conversion contemplated herein shall be effective as of January 1, 2007 at 12:01 a.m.
5. The conversion of the Converting Entity and the limited liability company agreement of the Converted Entity have been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Company Act.
EXECUTED on December 27, 2006.
By: /s/Rebecca Hurley
Name: Rebecca Hurley
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:02 AM 12/28/2006
FILED 09:41 AM 12/28/2006
SRV 061193625 — 4275573 FILE
CERTIFICATE OF FORMATION
OF
GADSDEN REGIONAL MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Gadsden Regional Medical Center, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
FOURTH: This Certificate of Formation has been prepared and executed as part of a conversion of QHG of Gadsden, Inc., an Alabama corporation, into the Company pursuant to ALA. CODE §10-15-3 and Section 18-214 of the Delaware Limited Liability Company Act, such conversion to be effective as of January 1, 2007 at 12:01 a.m.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation December 27, 2006, to be effective as of January 1, 2007 at 12:01 a.m.
By:/s/Rebecca Hurley
Name: Rebecca Hurley
Title: Authorized Person